COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
      IN DREYFUS STRATEGIC GROWTH, L.P. AND THE
      STANDARD & POOR'S 500 COMPOSITE STOCK PRICE
      INDEX

      EXHIBIT A:
      ______________________________________________
     |         |   STANDARD     |                  |
     |         |  & POOR'S 500  |     DREYFUS      |
     | PERIOD  |COMPOSITE STOCK |   STRATEGIC      |
     |         | PRICE INDEX *  |     GROWTH       |
     |---------|----------------|------------------|
     | 3/27/87 |         10,000 |           9,548  |
     |12/31/87 |          8,673 |          15,570  |
     |12/31/88 |         10,109 |          16,365  |
     |12/31/89 |         13,307 |          18,695  |
     |12/31/90 |         12,893 |          17,358  |
     |12/31/91 |         16,812 |          23,036  |
     |12/31/92 |         18,092 |          19,497  |
     |12/31/93 |         19,912 |          24,328  |
     |12/31/94 |         20,174 |          25,060  |
     |12/31/95 |         27,746 |          23,915  |
     |----------------------------------------------

     *Source: Lipper Analytical Services, Inc.